PRODUCTION AGREEMENT

               THIS NON EXCLUSIVE PRODUCTION AGREEMENT is made and entered into by and between ADVANCED KNOWLEDGE, INC a Delaware Corporation, hereinafter referred to as "ADVANCED" and The HATHAWAY GROUP, hereinafter referred to as "HATHAWAY", collectively hereinafter referred to as PRODUCERS.

                                    RECITALS

               A WHEREAS, It is the intention of the producers to co-finance the production of up to six workforce training videos, hereinafter referred to as "VIDEOS".

               B.  WHEREAS,   HATHAWAY  is   experienced  in  the  creation  and
               production of workforce training videos; and,

               C. WHEREAS, ADVANCED has established a company for the purpose of producing and distributing workforce training videos.

               BASED THEREON, the parties hereto agree as follows:

               1. PRODUCTION: During the next 24 months a series of up to six VIDEOS will be produced by Hathaway. The first Video to be produced is entitled, 12 ANGRY MEN-TEAMS THAT DON'T QUIT. The second Video to be produced in the series will be based on the Cuban missile crisis. The subject matter and content of the remaining four Videos will be determined by mutual agreement.

               2. FINANCING: The cost of production of all VIDEOS will be borne equally by Advanced and Hathaway. Prior to the start of production of any Video in the series, both parties must agree on the overall production budget.

               3. COPYRIGHT: Each Video will be registered with the United States Copyright office, and will contain the appropriate copyright information on all copies. The copyrights will be registered in the names of both Advanced and Hathaway. Not withstanding the name appearing on the copyright registration, it is expressly agreed by both parties that Advanced and Hathaway equally own each copyright.

               4. DISTRIBUTION: The VIDEOS will be distributed by Advanced Knowledge in conjunction with a network of other industry distributors hereinafter referred to as sub-distributors. Both parties must approve any sub-distribution agreement relating to the distribution of the VIDEOS.




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               5.  REVENUES:  Following the  recoupment of the funds advanced by each party to cover production and distribution expenses for the VIDEOS, revenues derived from their sale will be shared equally between Advanced and Hathaway.

               6. CREDITS: On all VIDEOS, Hathaway will receive, "Produced By" credit, and Advanced will receive, "Presented By" credit. Such credit to be positioned on the VIDEOS in accordance with general industry standards.

               7. NON EXCLUSIVITY: Both Advanced and Hathaway expressly understands that this is a non-exclusive agreement. Nothing in this agreement prevents either party from producing workforce-training videos outside the scope of this agreement, or from entering into similar agreements with other entities.

               8. NOTICES: All notices to be given hereunder shall be personally delivered or sent by certified mail, return receipt requested, with postage prepaid, to the parties at the following addresses (or to such other or further addresses as the parties may hereafter designate by like notice similarly sent):

                  Advanced Knowledge                   The Hathaway Group
                  17337 Ventura Blvd.                  9 East 40th Street
                  Encino, CA 91316                     New York, N.Y. 10016

               9. ARBITRATION: In the event a dispute arises out of, or relates to this Agreement, or any term, condition or provision hereof, such dispute shall be settled by arbitration held pursuant to the rules of the American Arbitration Association. Such arbitration shall be binding and conclusive upon the parties. The arbitrator shall be an attorney or judge knowledgeable in the matters relating to such dispute. The arbitrator shall award to the prevailing party to any such dispute, a reasonable sum for costs, expenses and attorneys' fees incurred in connection therewith.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as set forth below, and the effective date of this Agreement shall be January 5, 1998.


               ADVANCED KNOWLEDGE, INC.             THE HATHAWAY GROUP

               By: /s/ Buddy Young                  By: /s/ Steve Katten
               Title:  President                    Title: President

               DATED:  1/5/98                       DATED:    1/5/98


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